EXHIBIT 99.1

Purchase, New York        Telephone: 914-253-2000        www.pepsico.com

Contacts:	Investor Jamie Caulfield Senior Vice President, Investor Relations 914-253-3035 jamie.caulfield@pepsico.com	Media Jeff Dahncke Senior Director, Media Bureau 914-253-3941 jeff.dahncke@pepsico.com

PepsiCo Reports Second Quarter 2013 Results

•	Core[1] EPS $1.31, up 17 percent. Reported EPS $1.28, an increase of 36 percent

•	Organic[1] revenue grew 4.2 percent. Reported net revenue increased 2 percent reflecting the impacts of foreign currency translation and structural changes

•	Core gross margin expanded 120 basis points, and reported gross margin increased 110 basis points

•	Company expects to return approximately $6.4 billion to shareholders through dividends and share repurchases in 2013

•	Company reaffirms 7 percent core constant currency[1] EPS growth guidance for 2013

PURCHASE, N.Y. – July 24, 2013 – PepsiCo, Inc. (NYSE: PEP) today reported core earnings per share of $1.31 for the second quarter, an increase of 17 percent on organic revenue growth of 4.2 percent.

“We’re pleased with our performance in the second quarter and for the first half of 2013. PepsiCo delivered another quarter of mid-single-digit organic revenue growth, driven by our balanced food and beverage product portfolio and global geographic footprint. We continue to invest in advertising and marketing, innovation, and other marketplace initiatives to sustain our organic revenue growth and we are driving a robust productivity agenda that serves as a funding source for these investments,” said Chairman and CEO Indra Nooyi.

“Importantly, we maintained disciplined, balanced pricing that, together with our productivity initiatives, translated to healthy margin improvement. In the second quarter, we increased both gross margins and operating margins by more than 100 basis points.

[1]	Please refer to the Glossary for the definitions of Non-GAAP financial measures including core, constant currency, organic and management operating cash flow.

“Our results in the first half give us even greater confidence in achieving our financial goals for the full year. We remain focused on driving marketplace execution, maintaining discipline in our capital allocation and delivering on our financial targets to create long-term value for our shareholders.”

Operating and Marketplace Highlights

•	Achieved 4.2 percent organic revenue growth.

•

PepsiCo Americas Foods organic revenue grew 6 percent in the quarter driven by mid-single-digit organic revenue growth at Frito-Lay North America and double-digit organic revenue growth in Latin America Foods. Reported net revenue increased 5 percent in the quarter driven by mid-single-digit net revenue growth at Frito-Lay North America and high-single-digit net revenue growth in Latin America Foods.

•

PepsiCo Americas Beverages core constant currency operating profit grew 4 percent in the quarter reflecting 3 percentage points of effective net pricing and productivity gains. Reported operating profit was up 5 percent.

•	In the U.S., the company’s largest market, held value market share in salty snacks and improved both volume and value market share performance sequentially in liquid refreshment beverages.

•

AMEA organic revenue grew 14 percent in the quarter driven by organic volume growth in both snacks and beverages. Reported net revenue in AMEA rose 6 percent, reflecting the impact of structural changes and foreign exchange translation.

•

On an organic basis, developing and emerging market revenue grew 11 percent in the quarter. The refranchising of our beverage businesses in Vietnam and China and unfavorable foreign exchange impacted developing and emerging markets net revenue growth by 5 percentage points. On a reported basis, emerging and developing market net revenue grew 6 percent in the quarter.

•	Core gross margin expanded 120 basis points.

•	Core operating margin expanded 120 basis points, including a 13 percent increase in advertising and marketing expense. Reported operating margin expanded 260 basis points.

•	On track to deliver targeted $900 million of productivity savings during 2013 and $3 billion in productivity savings in 2012 through 2014.

•	Management operating cash flow (excluding certain items) was $2.3 billion year to date. Cash flow from operations was $3 billion year to date.

•	Net capital spending was 4.0 percent of net sales over the past four quarters, an improvement of 40 basis points over the comparable prior four quarters.

•	On track to return a total of $6.4 billion to shareholders in 2013 through approximately $3.4 billion in dividends and approximately $3.0 billion in share repurchases.

Summary of Second Quarter Financial Performance

•

Organic revenue grew 4.2 percent and reported net revenue grew 2 percent. Structural changes, principally the refranchising of the company’s beverage operations in Vietnam and China, negatively impacted reported net revenue performance by nearly 1 percentage point and foreign exchange translation had a 1.5-percentage-point unfavorable impact in the quarter.

•

Core constant currency operating profit increased 11 percent reflecting solid revenue growth, productivity gains, and a $137 million gain related to refranchising the company’s bottling operations in Vietnam, partially offset by increased advertising and marketing expense and $46 million of incremental investments. The gain, net of the $46 million incremental investments, contributed 3 percentage points to core constant currency operating profit growth. Reported operating profit increased 21 percent and included the net impact of mark-to-market losses on commodity hedges, and certain restructuring and integration costs in both 2013 and 2012. The Vietnam gain, net of incremental investments, contributed 4 percentage points to reported operating profit growth.

•

The company’s core effective tax rate was 24.5 percent, below the prior year quarter primarily due to favorable resolution of certain tax matters in the quarter. The company’s reported tax rate was 24.4 percent, below the prior year quarter primarily due to favorable resolution of certain tax matters in the quarter and lapping the prior year tax impact of the China refranchising transaction with Tingyi.

•

Core EPS was $1.31 and reported EPS was $1.28. Core EPS includes a $0.09 per share gain related to refranchising the company’s bottling operations in Vietnam, partially offset by a $0.02 impact from incremental investments. Core EPS excludes a net impact of $0.02 per share related to mark-to-market losses on commodity hedges, and a $0.01 impact from restructuring and integration charges. Mark-to-market gains and losses on commodity hedges are subsequently reflected in core division results when the divisions recognize the cost of the underlying commodity in net income.

Summary Second Quarter 2013 Performance (Percent Growth)

	Reported	Core Constant Currency[b]	Organic[c]
Volume[a]
Snacks	3		3
Beverages	5		1.5
Net Revenue	2		4
Operating Profit[c]	21	11
EPS	36	19

	Organic Volume[a]		Net Revenue	Operating Profit[d]	Organic Revenue[c]	Core Constant Currency Operating Profit[b]
PAF	2		5	8	6	6
FLNA	3		4	8	4.5	6
LAF	1		9	17	12	17
QFNA	1		(1)	(14)	(1)	(14)

PAB	(3.5)		(2)	5	(1)	4
Europe	3/-	[e]	1	(6)	4	(2)
AMEA	6/9	[e]	6	217	14	71
Total Divisions	3/1.5	[e]	2	17	4	11
Total PepsiCo	3/1.5	[e]	2	21	4	11

[a]	All 2013 volume growth measures reflect an adjustment to the base year for divestitures that occurred in 2012.
[b]

Core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability. For more information about our core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Core” and “Constant Currency”.

[c]

Organic results are non-GAAP financial measures that adjust for impacts of acquisitions, divestitures and other structural changes and foreign exchange translation. For more information about our organic results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for the definition of “Organic”.

[d]

The reported operating profit performance was impacted by certain items excluded from our core results in both 2013 and 2012. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core”.

[e]	Snacks/Beverages.

Division Operating Summaries

PepsiCo Americas Foods (PAF)

Organic revenue grew 6 percent in the quarter driven by 2 percentage points of organic volume growth and 5 percentage points of effective net pricing. Reported net revenue increased 5 percent, reflecting a 1-percentage-point unfavorable impact from foreign exchange translation.

Core constant currency operating profit increased 6 percent, reflecting effective net pricing and productivity initiatives, partially offset by increased advertising and marketing expense.

Frito-Lay North America (FLNA)

Organic revenue increased 4.5 percent in the quarter, reflecting a 3-percentage-point increase in organic volume and 2 points of effective net pricing. Reported net revenue increased 4 percent.

Core constant currency operating profit grew 6 percent in the quarter, reflecting organic revenue gains and productivity initiatives.

Latin America Foods (LAF)

Organic revenue grew 12 percent in the quarter, reflecting 1 percentage point of organic volume growth and 10 percentage points of effective net pricing. Reported net revenue grew 9 percent in the quarter, reflecting a 3-percentage-point unfavorable foreign exchange translation impact.

Core constant currency operating profit increased 17 percent. These results reflect revenue growth and productivity gains partially offset by commodity cost inflation, increased advertising and marketing expense and incremental investments. The incremental investments negatively impacted core constant currency operating profit by 2 percentage points.

Quaker Foods North America (QFNA)

Organic revenue and reported net revenue each declined 1 percent. Core constant currency operating profit declined 14 percent, driven principally by product innovation and the impact of incremental investments. The incremental investments negatively impacted core constant currency operating profit by 2 percentage points.

PepsiCo Americas Beverages (PAB)

Organic revenue declined 1 percent in the quarter reflecting organic volume that declined 3.5 percent offset by effective net pricing of 3 percentage points. Latin America beverage volume declined less than 1 percentage point. In North America, non-carbonated beverage volume declined low-single digits, and CSD volume declined mid-single digits.

Reported net revenue declined 2 percent reflecting a 0.5-percentage-point impact of unfavorable foreign exchange translation.

Core constant currency operating profit increased 4 percent primarily reflecting favorable effective net pricing and productivity gains.

Europe

Organic revenue grew 4 percent, reflecting 2 percentage points of volume growth and 2 percentage points of effective net pricing. Reported net revenue grew 1 percent in the quarter, including a 3-percentage-point unfavorable impact from foreign exchange translation.

Core constant currency operating profit declined 2 percent in the quarter, reflecting incremental investments and increased advertising and marketing expense partially offset by disciplined revenue mix management and continued productivity initiatives. The impact of more favorable settlements of promotional spending accruals in the current year positively impacted operating profit by 2 percentage points. The incremental investments negatively impacted operating profit by 4 percentage points.

Asia, Middle East & Africa (AMEA)

Organic revenue grew 14 percent in the quarter, led by 6 percent organic volume growth in snacks and 9 percent organic volume growth in beverages. Reported net revenue rose 6 percent, reflecting a 6-percentage-point negative impact from structural changes, principally the refranchising of bottling operations in Vietnam and China, and an unfavorable 3-percentage-point impact from foreign exchange translation.

Core constant currency operating profit increased 71 percent, reflecting organic revenue growth and the gain related to the Vietnam refranchising, partially offset by a significant increase in advertising and marketing expense. Core constant currency operating profit rose 27 percent excluding the pre-tax gain mentioned above.

2013 Guidance and Outlook

Consistent with its previous guidance for 2013, the company expects 7 percent core constant currency EPS growth versus its fiscal 2012 core EPS of $4.10. Based on the current foreign exchange market consensus, the company now expects that foreign exchange translation will have an unfavorable impact of approximately 2 percentage points on the company’s full-year core EPS performance in 2013.

The company’s full year 2013 core constant currency EPS guidance includes the impact of the second quarter Vietnam gain, which is expected to be offset by the company’s incremental investments in the second quarter and over the remainder of 2013.

Excluding the impact of structural changes and foreign exchange translation, organic revenue is expected to grow mid-single digits, consistent with the company’s long-term targets. The impact of structural changes, principally beverage refranchisings, is expected to reduce organic revenue growth by approximately 1 percentage point for the full year. Foreign exchange translation is expected to have an unfavorable impact of approximately 1 percentage point on the company’s full year net revenue growth.

For 2013, the company expects low-single-digit commodity inflation, and productivity savings of approximately $900 million. The company also expects advertising and marketing expense to increase at or above the rate of net revenue growth. Below the operating profit line, the company expects higher interest expense driven by increased debt balances and a core effective tax rate of approximately 27 percent.

The company is targeting over $9 billion in cash flow from operating activities and more than $7 billion in management operating cash flow (excluding certain items) in 2013. Net capital spending is expected to be approximately $3 billion in 2013, within the company’s long-term capital spending target of less than or equal to 5 percent of net revenue.

The company expects to return a total of $6.4 billion to shareholders in 2013 through dividends of approximately $3.4 billion and share repurchases of approximately $3.0 billion.

Conference Call

At 8 a.m. (Eastern Time) today, the company will host a conference call with investors to discuss second-quarter results and the outlook for 2013. Further details, including a slide presentation accompanying the call, will be accessible on the company’s website at www.pepsico.com/investors in advance of the call.

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Income

(in millions except per share amounts, unaudited)

	12 Weeks Ended			24 Weeks Ended
	6/15/13	6/16/12	Change	6/15/13	6/16/12	Change
Net Revenue	$16,807	$16,458	2%	$29,388	$28,886	2%

Cost of sales	7,898	7,915	(0)%	13,732	13,804	(0.5)%
Selling, general and administrative expenses	6,013	6,136	(2)%	11,079	10,928	1%
Amortization of intangible assets	27	30	(11)%	50	55	(9)%

Operating Profit	2,869	2,377	21%	4,527	4,099	10%

Interest expense	(208)	(209)	(0)%	(422)	(407)	4%
Interest income and other	18	1	n/m	45	24	90%

Income before income taxes	2,679	2,169	23%	4,150	3,716	12%

Provision for income taxes	654	668	(2)%	1,040	1,082	(4)%

Net income	2,025	1,501	35%	3,110	2,634	18%

Less: Net income attributable to noncontrolling interests	15	13	18%	25	19	33%

Net Income Attributable to PepsiCo	$2,010	$1,488	35%	$3,085	$2,615	18%

Diluted
Net Income Attributable to PepsiCo per Common Share	$1.28	$0.94	36%	$1.97	$1.65	19%
Weighted-average common shares outstanding	1,567	1,581		1,565	1,583

Cash dividends declared per common share	$0.5675	$0.5375		$1.105	$1.0525

n/m = not meaningful

A – 1

PepsiCo, Inc. and Subsidiaries

Supplemental Financial Information

(in millions, unaudited)

	12 Weeks Ended			24 Weeks Ended
	6/15/13	6/16/12	Change	6/15/13	6/16/12	Change
Net Revenue

Frito-Lay North America	$3,332	$3,193	4%	$6,455	$6,203	4%
Quaker Foods North America	577	583	(1)%	1,211	1,206	0.5%
Latin America Foods	2,116	1,948	9%	3,483	3,183	9%

PepsiCo Americas Foods	6,025	5,724	5%	11,149	10,592	5%

PepsiCo Americas Beverages	5,260	5,352	(2)%	9,680	9,800	(1)%

Europe	3,653	3,617	1%	5,595	5,462	2%

Asia, Middle East & Africa	1,869	1,765	6%	2,964	3,032	(2)%

Total Net Revenue	$16,807	$16,458	2%	$29,388	$28,886	2%

Operating Profit

Frito-Lay North America	$906	$835	8%	$1,734	$1,615	7%
Quaker Foods North America	133	154	(14)%	313	341	(8)%
Latin America Foods	318	271	17%	534	454	18%

PepsiCo Americas Foods	1,357	1,260	8%	2,581	2,410	7%

PepsiCo Americas Beverages	882	840	5%	1,447	1,365	6%

Europe	425	453	(6)%	513	534	(4)%

Asia, Middle East & Africa	524	165	217%	708	313	126%

Division Operating Profit	3,188	2,718	17%	5,249	4,622	14%

Corporate Unallocated
Mark-to-Market Net Impact (Losses)/Gains	(39)	(79)	(51)%	(55)	5	n/m
Merger and Integration Charges	—	(2)	n/m	—	(2)	n/m
Restructuring and Impairment Charges	(1)	(3)	(78)%	(2)	(1)	178%
Venezuela Currency Devaluation	—	—	—	(124)	—	n/m
Other	(279)	(257)	9%	(541)	(525)	3%

	(319)	(341)	(7)%	(722)	(523)	38%

Total Operating Profit	$2,869	$2,377	21%	$4,527	$4,099	10%

n/m = not meaningful

A – 2

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in millions, unaudited)

	24 Weeks Ended
	6/15/13	6/16/12
Operating Activities
Net income	$3,110	$2,634
Depreciation and amortization	1,185	1,201
Stock-based compensation expense	149	125
Merger and integration charges	—	5
Cash payments for merger and integration charges	(17)	(47)
Restructuring and impairment charges	30	110
Cash payments for restructuring charges	(74)	(140)
Restructuring and other charges related to the transaction with Tingyi (Cayman Islands) Holding Corp. (Tingyi)	—	163
Cash payments for restructuring and other charges related to the transaction with Tingyi	(18)	(88)
Non-cash foreign exchange loss related to Venezuela devaluation	111	—
Excess tax benefits from share-based payment arrangements	(83)	(53)
Pension and retiree medical plan contributions	(180)	(1,169)
Pension and retiree medical plan expenses	306	271
Deferred income taxes and other tax charges and credits	(189)	85
Change in accounts and notes receivable	(1,088)	(1,084)
Change in inventories	(659)	(643)
Change in prepaid expenses and other current assets	(241)	(196)
Change in accounts payable and other current liabilities	400	(193)
Change in income taxes payable	543	432
Other, net	(270)	(166)

Net Cash Provided by Operating Activities	3,015	1,247

Investing Activities
Capital spending	(911)	(901)
Sales of property, plant and equipment	30	42
Cash payments related to the transaction with Tingyi	(3)	(298)
Acquisitions and investments in noncontrolled affiliates	(59)	(49)
Divestitures	174	14
Short-term investments, net	(4)	41
Other investing, net	(13)	13

Net Cash Used for Investing Activities	(786)	(1,138)

Financing Activities
Proceeds from issuances of long-term debt	2,491	2,733
Payments of long-term debt	(1,945)	(1,034)
Short-term borrowings, net	753	326
Cash dividends paid	(1,677)	(1,626)
Share repurchases – common	(1,028)	(1,206)
Share repurchases – preferred	(4)	(3)
Proceeds from exercises of stock options	823	496
Excess tax benefits from share-based payment arrangements	83	53
Acquisition of noncontrolling interests	(20)	(12)
Other financing	(3)	(19)

Net Cash Used for Financing Activities	(527)	(292)

Effect of exchange rate changes on cash and cash equivalents	(206)	(21)
Net Increase/(Decrease) in Cash and Cash Equivalents	1,496	(204)
Cash and Cash Equivalents, Beginning of Year	6,297	4,067

Cash and Cash Equivalents, End of Period	$7,793	$3,863

A – 3

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(in millions except per share amounts)

	6/15/13	12/29/12
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$7,793	$6,297
Short-term investments	346	322
Accounts and notes receivable, net	7,981	7,041
Inventories
Raw materials	1,910	1,875
Work-in-process	351	173
Finished goods	1,870	1,533

	4,131	3,581

Prepaid expenses and other current assets	1,712	1,479

Total Current Assets	21,963	18,720

Property, plant and equipment, net	18,390	19,136
Amortizable intangible assets, net	1,705	1,781

Goodwill	16,719	16,971
Other nonamortizable intangible assets	14,469	14,744

Nonamortizable Intangible Assets	31,188	31,715

Investments in noncontrolled affiliates	1,839	1,633
Other assets	1,568	1,653

Total Assets	$76,653	$74,638

Liabilities and Equity
Current Liabilities
Short-term obligations	$6,298	$4,815
Accounts payable and other current liabilities	12,101	11,903
Income taxes payable	763	371

Total Current Liabilities	19,162	17,089

Long-term debt obligations	23,212	23,544
Other liabilities	6,414	6,543
Deferred income taxes	5,100	5,063

Total Liabilities	53,888	52,239

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(168)	(164)

PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares, issued, net of repurchased common stock at par value: 1,547 and 1,544 shares, respectively)	26	26
Capital in excess of par value	3,995	4,178
Retained earnings	44,523	43,158
Accumulated other comprehensive loss	(6,275)	(5,487)
Repurchased common stock, in excess of par value (319 and 322 shares, respectively)	(19,483)	(19,458)

Total PepsiCo Common Shareholders’ Equity	22,786	22,417

Noncontrolling interests	106	105

Total Equity	22,765	22,399

Total Liabilities and Equity	$76,653	$74,638

A – 4

PepsiCo, Inc. and Subsidiaries

Supplemental Share and Stock-Based Compensation Data

(in millions except dollar amounts, unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/15/13	6/16/12	6/15/13	6/16/12
Beginning Net Shares Outstanding	1,545	1,568	1,544	1,565
Options Exercised/Restricted Stock Units and PEPUnits Converted	8	5	18	13
Shares Repurchased	(6)	(14)	(15)	(19)

Ending Net Shares Outstanding	1,547	1,559	1,547	1,559

Weighted Average Basic	1,548	1,563	1,546	1,565
Dilutive Securities:
Options	12	11	11	12
Restricted Stock Units	6	6	7	5
PEPUnits	—	—	—	—
ESOP Convertible Preferred Stock/Other	1	1	1	1

Weighted Average Diluted	1,567	1,581	1,565	1,583

Average Share Price for the Period	$81.55	$67.01	$77.61	$65.84
Growth Versus Prior Year	22%	(1.5%)	18%	(1%)

Options Outstanding	55	82	58	83
Options in the Money	55	72	57	63
Dilutive Shares from Options	12	11	11	12
Dilutive Shares from Options as a % of Options in the Money	21%	16%	19%	18%

Average Exercise Price of Options in the Money	$61.17	$55.67	$60.76	$53.51

Restricted Stock Units Outstanding	12	13	14	11
Dilutive Shares from Restricted Stock Units	6	6	7	5
Dilutive Shares from PEPUnits	—	—	—	—

Average Intrinsic Value of Restricted Stock Units Outstanding (a)	$68.61	$65.50	$68.42	$65.24
Average Intrinsic Value of PEPUnits Outstanding (a)	$66.65	$64.53	$66.65	$64.53

(a)	Weighted-average intrinsic value at grant date.

A – 5

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information

Organic Growth

12 Weeks Ended June 15, 2013 and June 16, 2012

(unaudited)

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective Net Pricing	Acquisitions & Divestitures	Foreign Exchange Translation	12 Weeks Ended 6/15/13	12 Weeks Ended 6/15/13

Frito-Lay North America	2	2	—	—	4	4.5
Quaker Foods North America	1	(2)	—	—	(1)	(1)
Latin America Foods	1	10	—	(3)	9	12
PepsiCo Americas Foods	2	5	—	(1)	5	6

PepsiCo Americas Beverages	(4.5)	3	—	(0.5)	(2)	(1)

Europe	2	2	—	(3)	1	4

Asia, Middle East & Africa	7	7	(6)	(3)	6	14

Total PepsiCo	—	4	(1)	(1.5)	2	4

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective Net Pricing	Acquisitions & Divestitures	Foreign Exchange Translation	12 Weeks Ended 6/16/12	12 Weeks Ended 6/16/12

Frito-Lay North America	—	4	—	—	3	4
Quaker Foods North America	(1)	2	—	(1)	—	1
Latin America Foods	3	11	3	(9)	8	14
PepsiCo Americas Foods	1	6	1	(3)	4	7

PepsiCo Americas Beverages	(1)	3.5	(7)	(0.5)	(5)	2

Europe	(2)	4	—	(8)	(5)	3

Asia, Middle East & Africa	9	1	(15)	(4)	(8)	10

Total PepsiCo	1	4	(4)	(3)	(2)	5

(a)	Organic percent change is a financial measure that is not in accordance with GAAP and is calculated by excluding the impact of acquisitions and divestitures and foreign exchange translation from reported growth.

Note – Certain amounts above may not sum due to rounding.

A – 6

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Organic Growth

24 Weeks Ended June 15, 2013 and June 16, 2012

(unaudited)

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective Net Pricing	Acquisitions & Divestitures	Foreign Exchange Translation	24 Weeks Ended 6/15/13	24 Weeks Ended 6/15/13

Frito-Lay North America	3	1	—	—	4	4
Quaker Foods North America	2	(1)	—	—	0.5	1
Latin America Foods	1	11	—	(3)	9	13
PepsiCo Americas Foods	2	4	—	(1)	5	6

PepsiCo Americas Beverages	(3.5)	3	—	—	(1)	(1)

Europe	2	2	—	(2)	2	4

Asia, Middle East & Africa	10	4	(14)	(2)	(2)	15

Total PepsiCo	1	3	(1.5)	(1)	2	4

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective Net Pricing	Acquisitions & Divestitures	Foreign Exchange Translation	24 Weeks Ended 6/16/12	24 Weeks Ended 6/16/12

Frito-Lay North America	(1)	5	—	—	3.5	4
Quaker Foods North America	(3)	2	—	—	(1)	(0.5)
Latin America Foods	4	11	2	(8)	9	15
PepsiCo Americas Foods	—	6	1	(2.5)	4.5	6

PepsiCo Americas Beverages	(2)	4	(5)	—	(3.5)	2

Europe	(1)	5	4	(7)	1	3

Asia, Middle East & Africa	7	4	(9)	(2)	(1)	11

Total PepsiCo	—	5	(2)	(2.5)	—	5

(a)	Organic percent change is a financial measure that is not in accordance with GAAP and is calculated by excluding the impact of acquisitions and divestitures and foreign exchange translation from reported growth.

Note – Certain amounts above may not sum due to rounding.

A – 7

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Year over Year Growth Rates

12 Weeks Ended June 15, 2013 and June 16, 2012

(unaudited)

	GAAP Measure					Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments				Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	12 Weeks Ended 6/15/13	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Restructuring and other charges related to the transaction with Tingyi	12 Weeks Ended 6/15/13	Foreign exchange translation	12 Weeks Ended 6/15/13

Frito-Lay North America	8	—	—	(2)	—	6	—	6
Quaker Foods North America	(14)	—	—	—	—	(14)	—	(14)
Latin America Foods	17	—	—	(2)	—	14	2	17
PepsiCo Americas Foods	8	—	—	(2)	—	5	1	6

PepsiCo Americas Beverages	5	—	—	(3.5)	—	1.5	2	4

Europe	(6)	—	—	2	—	(5)	3	(2)

Asia, Middle East & Africa	217	—	—	(7)	(141)	69	2	71

Division Operating Profit	17	—	—	(2)	(5)	9	2	11

Impact of Corporate Unallocated	3	(2)	—	—	(1)	—	—	—

Total Operating Profit	21	(2)	—	(2)	(6)	9	2	11

Net Income Attributable to PepsiCo	35					16	2	18
Net Income Attributable to PepsiCo per common share - diluted	36					17	2	19

	GAAP Measure					Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments				Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	12 Weeks Ended 6/16/12	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Restructuring and other charges related to the transaction with Tingyi	12 Weeks Ended 6/16/12	Foreign exchange translation	12 Weeks Ended 6/16/12

Frito-Lay North America	(2)	—	—	3	—	1	—	1
Quaker Foods North America	(8)	—	—	1	—	(8)	0.5	(7)
Latin America Foods	(1)	—	—	2.5	—	1	10	11
PepsiCo Americas Foods	(3)	—	—	2	—	—	2	2

PepsiCo Americas Beverages	(15)	—	(3)	3.5	—	(14)	1	(13)

Europe	11	—	(3)	—	—	8	7	15

Asia, Middle East & Africa	(45)	—	—	3	46	4	3	7

Division Operating Profit	(9)	—	(1.5)	2	5	(3)	3	(1)

Impact of Corporate Unallocated	(5)	3	(0.5)	—	—	(2)	—	(1)

Total Operating Profit	(14)	3	(2)	3	5	(5)	3	(2)

Net Income Attributable to PepsiCo	(21)					(9)	4	(5)
Net Income Attributable to PepsiCo per common share - diluted	(20)					(7)	3	(4)

(a)	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

Note – Certain amounts above may not sum due to rounding.

A – 8

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Year over Year Growth Rates

24 Weeks Ended June 15, 2013 and June 16, 2012

(unaudited)

	GAAP Measure						Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments					Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	24 Weeks Ended 6/15/13	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Restructuring and other charges related to the transaction with Tingyi	Venezuela currency devaluation	24 Weeks Ended 6/15/13	Foreign exchange translation	24 Weeks Ended 6/15/13

Frito-Lay North America	7	—	—	(2)	—	—	6	—	6
Quaker Foods North America	(8)	—	—	(2)	—	—	(10)	—	(10)
Latin America Foods	18	—	—	(2)	—	—	15	5	20
PepsiCo Americas Foods	7	—	—	(2)	—	—	5	1	6

PepsiCo Americas Beverages	6	—	—	(3)	—	(1)	2	2	4

Europe	(4)	—	(1)	2.5	—	—	(2)	2	—

Asia, Middle East & Africa	126	—	—	(7)	(67)	—	52	2	54

Division Operating Profit	14	—	—	(2)	(3)	—	8	1	9

Impact of Corporate Unallocated	(3)	1.5	—	—	—	3	1	—	1

Total Operating Profit	10	1.5	—	(2)	(3)	3	9	1.5	10

Net Income Attributable to PepsiCo	18						14	2	16
Net Income Attributable to PepsiCo per common share - diluted	19						15	2	17

	GAAP Measure						Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments					Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	24 Weeks Ended 6/16/12	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Restructuring and other charges related to the transaction with Tingyi	Inventory Fair Value Adjustments	24 Weeks Ended 6/16/12	Foreign exchange translation	24 Weeks Ended 6/16/12

Frito-Lay North America	(1)	—	—	2	—	—	1	—	1
Quaker Foods North America	(11)	—	—	1.5	—	—	(9)	—	(9)
Latin America Foods	2	—	—	3	—	—	5	9	14
PepsiCo Americas Foods	(2)	—	—	2	—	—	—	2	2

PepsiCo Americas Beverages	(11)	—	(3.5)	3	—	(1)	(12)	1	(11)

Europe	14	—	—	—	—	(5)	7	7	14

Asia, Middle East & Africa	(29)	—	—	4	31	—	5	1.5	7

Division Operating Profit	(6)	—	(1)	2	3	(1)	(3)	2	(1)

Impact of Corporate Unallocated	(3)	—	(1)	—	—	—	(3)	—	(2)

Total Operating Profit	(9)	—	(2)	2.5	3	(1)	(6)	2	(3.5)

Net Income Attributable to PepsiCo	(14)						(9)	2	(6)
Net Income Attributable to PepsiCo per common share - diluted	(12)						(7)	2	(5)

(a)	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

Note – Certain amounts above may not sum due to rounding.

A – 9

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Certain Line Items

12 Weeks Ended June 15, 2013 and June 16, 2012

(in millions except per share amounts, unaudited)

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Commodity	Merger	Restructuring	Core (a)
	12 Weeks Ended 6/15/13	mark-to- market net impact	and integration charges	and impairment charges	12 Weeks Ended 6/15/13

Cost of sales	$7,898	$(40)	$—	$—	$7,858

Selling, general and administrative expenses	$6,013	$1	$1	$(19)	$5,996

Operating profit	$2,869	$39	$(1)	$19	$2,926

Provision for income taxes	$654	$13	$—	$4	$671

Net income attributable to PepsiCo	$2,010	$26	$(1)	$15	$2,050

Net income attributable to PepsiCo per common share - diluted	$1.28	$0.02	$—	$0.01	$1.31

Effective tax rate	24.4%				24.5%

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported	Commodity mark-to- market net impact	Merger and integration charges		Restructuring	Core (a)
	12 Weeks Ended 6/16/12			Restructuring and impairment charges	and other charges related to the transaction with Tingyi	12 Weeks Ended 6/16/12

Cost of sales	$7,915	$(24)	$—	$—	$—	$7,891

Selling, general and administrative expenses	$6,136	$(55)	$(3)	$(77)	$(137)	$5,864

Operating profit	$2,377	$79	$3	$77	$137	$2,673

Provision for income taxes	$668	$24	$1	$20	$(26)	$687

Net income attributable to PepsiCo	$1,488	$55	$2	$57	$163	$1,765

Net income attributable to PepsiCo per common share - diluted	$0.94	$0.04	$—	$0.04	$0.10	$1.12

Effective tax rate	30.8%					27.8%

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

Note – Certain amounts above may not sum due to rounding.

A – 10

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Certain Line Items

24 Weeks Ended June 15, 2013 and June 16, 2012

(in millions except per share amounts, unaudited)

	GAAP Measure	Non-Core Adjustments				Non- GAAP Measure
	Reported	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Venezuela currency devaluation	Core (a)
	24 Weeks Ended 6/15/13					24 Weeks Ended 6/15/13

Cost of sales	$13,732	$(54)	$—	$—	$—	$13,678

Selling, general and administrative expenses	$11,079	$(1)	$—	$(30)	$(111)	$10,937

Operating profit	$4,527	$55	$—	$30	$111	$4,723

Provision for income taxes	$1,040	$18	$—	$7	$—	$1,065

Net income attributable to PepsiCo	$3,085	$37	$—	$23	$111	$3,256

Net income attributable to PepsiCo per common share - diluted	$1.97	$0.02	$—	$0.01	$0.07	$2.08

Effective tax rate	25.0%					24.5%

	GAAP Measure	Non-Core Adjustments				Non- GAAP Measure
	Reported	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Restructuring	Core (a)
	24 Weeks Ended 6/16/12				and other charges related to the transaction with Tingyi	24 Weeks Ended 6/16/12

Cost of sales	$13,804	$(7)	$—	$—	$—	$13,797

Selling, general and administrative expenses	$10,928	$12	$(5)	$(110)	$(137)	$10,688

Operating profit	$4,099	$(5)	$5	$110	$137	$4,346

Provision for income taxes	$1,082	$—	$1	$30	$(26)	$1,087

Net income attributable to PepsiCo	$2,615	$(5)	$4	$80	$163	$2,857

Net income attributable to PepsiCo per common share - diluted	$1.65	$—	$—	$0.05	$0.10	$1.81

Effective tax rate	29.1%					27.4%

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

Note – Certain amounts above may not sum due to rounding.

A – 11

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Operating Profit by Division

12 Weeks Ended June 15, 2013 and June 16, 2012

(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Commodity mark-to-market net impact	Merger and integration charges	Restructuring and impairment charges	Core (a)
Operating Profit	12 Weeks Ended 6/15/13				12 Weeks Ended 6/15/13

Frito-Lay North America	$906	$—	$—	$2	$908
Quaker Foods North America	133	—	—	1	134
Latin America Foods	318	—	—	1	319

PepsiCo Americas Foods	1,357	—	—	4	1,361

PepsiCo Americas Beverages	882	—	—	5	887

Europe	425	—	(1)	8	432

Asia, Middle East & Africa	524	—	—	1	525

Division Operating Profit	3,188	—	(1)	18	3,205

Corporate Unallocated	(319)	39	—	1	(279)

Total Operating Profit	$2,869	$39	$(1)	$19	$2,926

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported	Commodity mark-to-market net impact		Restructuring and impairment charges	Restructuring	Core (a)
Operating Profit	12 Weeks Ended 6/16/12		Merger and integration charges		and other charges related to the transaction with Tingyi	12 Weeks Ended 6/16/12

Frito-Lay North America	$835	$—	$—	$24	$—	$859
Quaker Foods North America	154	—	—	1	—	155
Latin America Foods	271	—	—	6	—	277

PepsiCo Americas Foods	1,260	—	—	31	—	1,291

PepsiCo Americas Beverages	840	—	—	35	—	875

Europe	453	—	1	—	—	454

Asia, Middle East & Africa	165	—	—	8	137	310

Division Operating Profit	2,718	—	1	74	137	2,930

Corporate Unallocated	(341)	79	2	3	—	(257)

Total Operating Profit	$2,377	$79	$3	$77	$137	$2,673

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

A – 12

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Operating Profit by Division

24 Weeks Ended June 15, 2013 and June 16, 2012

(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported	Commodity mark-to-market net impact	Merger and integration charges	Restructuring	Venezuela currency devaluation	Core (a)
Operating Profit	24 Weeks Ended 6/15/13			and impairment charges		24 Weeks Ended 6/15/13

Frito-Lay North America	$1,734	$—	$—	$4	$—	$1,738
Quaker Foods North America	313	—	—	—	—	313
Latin America Foods	534	—	—	5	—	539

PepsiCo Americas Foods	2,581	—	—	9	—	2,590

PepsiCo Americas Beverages	1,447	—	—	5	(13)	1,439

Europe	513	—	—	12	—	525

Asia, Middle East & Africa	708	—	—	2	—	710

Division Operating Profit	5,249	—	—	28	(13)	5,264

Corporate Unallocated	(722)	55	—	2	124	(541)

Total Operating Profit	$4,527	$55	$—	$30	$111	$4,723

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported	Commodity mark-to-market net impact			Restructuring	Core (a)
Operating Profit	24 Weeks Ended 6/16/12		Merger and integration charges	Restructuring and impairment charges	and other charges related to the transaction with Tingyi	24 Weeks Ended 6/16/12

Frito-Lay North America	$1,615	$—	$—	$32	$—	$1,647
Quaker Foods North America	341	—	—	6	—	347
Latin America Foods	454	—	—	12	—	466

PepsiCo Americas Foods	2,410	—	—	50	—	2,460

PepsiCo Americas Beverages	1,365	—	—	43	—	1,408

Europe	534	—	3	(1)	—	536

Asia, Middle East & Africa	313	—	—	17	137	467

Division Operating Profit	4,622	—	3	109	137	4,871

Corporate Unallocated	(523)	(5)	2	1	—	(525)

Total Operating Profit	$4,099	$(5)	$5	$110	$137	$4,346

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

A – 13

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

(unaudited)

Gross Margin Growth Reconciliation

	12 Weeks Ended
	6/15/13
Reported Gross Margin Growth	110	bps
Commodity Mark-to-Market Net Impact	9

Core Gross Margin Growth	118	bps

Developing and Emerging Markets Net Revenue Growth Reconciliation

12 Weeks Ended
6/15/13
Reported Developing and Emerging Markets Net Revenue Growth	6%
Impact of Acquisitions and Divestitures	2
Impact of Foreign Exchange Translation	3

Developing and Emerging Markets Organic Revenue Growth	11%

Operating Margin Growth Reconciliation

	12 Weeks Ended
	6/15/13
Reported Operating Margin Growth	263	bps
Commodity Mark-to-Market Net Impact	(25)
Merger and Integration Charges	(2)
Restructuring and Impairment Charges	(36)
Restructuring and Other Charges Related to the Transaction with Tingyi	(83)

Core Operating Margin Growth	116	bps

Impact of Vietnam Beverage Refranchising Gain, Net of Incremental Investments on Operating Profit (in millions)

	Vietnam Beverage Refranchising Gain, Net of Incremental Investments	Operating Profit 12 Weeks Ended 6/16/12	% of Impact
Impact on Reported Operating Profit	$92	$2,377	4%
Commodity Mark-to-Market Net Impact		79
Merger and Integration Charges		3
Restructuring and Impairment Charges		77
Restructuring and Other Charges Related to the Transaction with Tingyi		137

Impact on Core Operating Profit	$92	$2,673	3%

Net Cash Provided by Operating Activities Reconciliation (in millions)

24 Weeks Ended
6/15/13
Net Cash Provided by Operating Activities	$3,015
Capital Spending	(911)
Sales of Property, Plant and Equipment	30

Management Operating Cash Flow	2,134
Discretionary Pension and Retiree Medical Contributions (after-tax)	13
Merger and Integration Payments (after-tax)	15
Payments Related to Restructuring Charges (after-tax)	71
Payments Related to Income Tax Settlements	102
Net Capital Investments Related to Restructuring Plan	(4)
Payments for Restructuring and Other Charges Related to the Transaction with Tingyi	18

Management Operating Cash Flow excluding above Items	$2,349

AMEA Operating Profit Growth Reconciliation Excluding Vietnam Beverage Refranchising Gain (in millions)

	12 Weeks Ended	12 Weeks Ended
	6/15/13	6/16/12	Growth
Reported Operating Profit Growth	$524	$165	217%
Restructuring and Impairment Charges	1	8
Restructuring and Other Charges Related to the Transaction with Tingyi	—	137

Core Operating Profit Growth	525	310	69
Vietnam Beverage Refranchising Gain	(137)	—	(44)

Core Operating Profit Growth excluding Vietnam Beverage Refranchising Gain	$388	$310	25

Impact of Foreign Exchange Translation			2

Core Constant Currency Operating Profit Growth excluding Vietnam Beverage Refranchising Gain			27%

Diluted EPS Reconciliation

Year Ended
12/29/12
Reported Diluted EPS	$3.92
Commodity Mark-to-Market Net Impact	(0.03)
Merger and Integration Charges	0.01
Restructuring and Impairment Charges	0.14
Restructuring and Other Charges Related to the Transaction with Tingyi	0.11
Pension Lump Sum Settlement Charge	0.08
Tax Benefit Related to Tax Court Decision	(0.14)

Core Diluted EPS	$4.10

Net Cash Provided by Operating Activities Reconciliation (in billions)

2013 Guidance
Net Cash Provided by Operating Activities	$	~9
Net Capital Spending		~(3)

Management Operating Cash Flow		~6
Certain Other Items (a)		~1

Management Operating Cash Flow excluding Certain Other Items	$	~7

(a)	Certain other items include discretionary pension and retiree medical contributions, merger and integration payments, payments related to restructuring charges, capital investments related to the bottling integration, net capital investments related to restructuring plan and payments related to income tax settlements.

Note – Certain amounts above may not sum due to rounding.

A – 14

Cautionary Statement

Statements in this communication that are “forward-looking statements,” including our 2013 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “believe,” “expect,” “intend,” “estimate,” “project,” “anticipate,” “will,” “expressed confidence,” “position” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; changes in the legal and regulatory environment; PepsiCo’s ability to compete effectively; PepsiCo’s ability to grow its business in emerging and developing markets or unstable political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are sold; unfavorable economic conditions in the countries in which PepsiCo operates; increased costs, disruption of supply or shortages of raw materials and other supplies; failure to realize anticipated benefits from PepsiCo’s productivity plan or global operating model; disruption of PepsiCo’s supply chain; damage to PepsiCo’s reputation; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; trade consolidation or the loss of any key customer; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; fluctuations in foreign exchange rates; climate change, or legal, regulatory or market measures to address climate change; failure to successfully renew collective bargaining agreements or strikes or work stoppages; any infringement of or challenge to PepsiCo’s intellectual property rights; and potential liabilities and costs from litigation or legal proceedings.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Miscellaneous Disclosures

In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “Events & Presentations.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and reflect how management evaluates our operating results and trends.

Glossary

Acquisitions and divestitures: All mergers and acquisitions activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.

Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.

A – 15

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.

Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2013, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges in connection with our acquisition of Wimm-Bill-Dann Foods OJSC (WBD), restructuring and impairment charges and a charge related to the Venezuela currency devaluation. In 2012, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges in connection with our acquisition of WBD, restructuring and impairment charges, restructuring and other charges related to the transaction with Tingyi, a pension lump sum settlement charge and a tax benefit related to a tax court decision. See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.

Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.

Management operating cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).

Management operating cash flow, excluding certain items: Management operating cash flow, excluding: (1) discretionary pension and retiree medical contributions, (2) merger and integration payments in connection with The Pepsi Bottling Group, Inc. (PBG), PepsiAmericas, Inc. (PAS) and WBD acquisitions, (3) payments related to restructuring and other charges, (4) payments related to income tax settlements, (5) capital investments related to the bottling integration, (6) net capital investments related to restructuring plan, (7) payments for restructuring and other charges related to the transaction with Tingyi and (8) the tax impacts associated with each of these items, as applicable. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow). See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.

Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.

A – 16

Organic: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes, and in the case of organic revenue, foreign exchange translation. In excluding the impact of foreign exchange translation, we assume constant foreign exchange rates used for translation based on the rates in effect for the comparable prior-year period. See the definition of “Constant currency” for additional information.

Reconciliation of GAAP and Non-GAAP Information (unaudited)

Division operating profit, core results, core constant currency results and organic results are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and reflect how management evaluates our operational results and trends.

Commodity mark-to-market net impact

In the 12 weeks ended June 15, 2013, we recognized $39 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the 24 weeks ended June 15, 2013, we recognized $55 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the 12 weeks ended June 16, 2012, we recognized $79 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the 24 weeks ended June 16, 2012, we recognized $5 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the year ended December 29, 2012, we recognized $65 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. These commodity derivatives include agricultural products, metals and energy. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in net income.

Merger and integration charges

In the 12 weeks ended June 15, 2013, we recorded income of $1 million related to our acquisition of WBD. This income was recorded in selling, general and administrative expenses in the Europe segment representing adjustments of previously recorded amounts. In the 24 weeks ended June 15, 2013, merger and integration charges were nominal. In the 12 weeks ended June 16, 2012, we incurred merger and integration charges of $3 million related to our acquisition of WBD, including $1 million recorded in the Europe segment and $2 million recorded in corporate unallocated expenses. In the 24 weeks ended June 16, 2012, we incurred merger and integration charges of $5 million related to our acquisition of WBD, including $3 million recorded in the Europe segment and $2 million recorded in corporate unallocated expenses. In the year ended December 29, 2012, we incurred merger and integration charges of $16 million related to our acquisition of WBD, including $11 million recorded in the Europe segment and $5 million recorded in interest expense.

Restructuring and impairment charges

In the 12 weeks ended June 15, 2013, we incurred restructuring and impairment charges of $19 million in conjunction with our Productivity Plan, including $2 million recorded in the FLNA segment, $1 million in the QFNA segment, $1 million recorded in the LAF segment, $5 million recorded in the PAB segment, $8 million recorded in the Europe segment, $1 million recorded in the AMEA segment and $1 million recorded in corporate unallocated expenses. In the 24 weeks ended June 15, 2013, we incurred restructuring and impairment charges of $30 million in conjunction with our Productivity Plan, including $4

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million recorded in the FLNA segment, $5 million recorded in the LAF segment, $5 million recorded in the PAB segment, $12 million recorded in the Europe segment, $2 million recorded in the AMEA segment and $2 million recorded in corporate unallocated expenses. In the 12 weeks ended June 16, 2012, we incurred restructuring and impairment charges of $77 million in conjunction with our Productivity Plan, including $24 million recorded in the FLNA segment, $1 million recorded in the QFNA segment, $6 million recorded in the LAF segment, $35 million recorded in the PAB segment, $8 million recorded in the AMEA segment and $3 million recorded corporate unallocated expenses. In the 24 weeks ended June 16, 2012, we incurred restructuring and impairment charges of $110 million in conjunction with our Productivity Plan, including $32 million recorded in the FLNA segment, $6 million recorded in the QFNA segment, $12 million recorded in the LAF segment, $43 million recorded in the PAB segment, $17 million recorded in the AMEA segment, $1 million recorded in corporate unallocated expenses and income of $1 million recorded in the Europe segment representing adjustments of previously recorded amounts. In the year ended December 29, 2012, we incurred restructuring charges of $279 million in conjunction with our Productivity Plan, including $38 million recorded in the FLNA segment, $9 million recorded in the QFNA segment, $50 million recorded in the LAF segment, $102 million recorded in the PAB segment, $42 million recorded in the Europe segment, $28 million recorded in the AMEA segment and $10 million recorded in corporate unallocated expenses. The Productivity Plan includes actions in every aspect of our business that we believe will strengthen our complementary food, snack and beverage businesses by leveraging new technologies and processes across PepsiCo’s operations, go-to-market and information systems; heightening the focus on best practice sharing across the globe; consolidating manufacturing, warehouse and sales facilities; and implementing simplified organization structures, with wider spans of control and fewer layers of management.

Venezuela currency devaluation

In the 24 weeks ended June 15, 2013, we recorded a $111 million net charge related to the devaluation of the bolivar fuerte for our Venezuela businesses. $124 million of this charge was recorded in corporate unallocated expenses, with the balance (equity income of $13 million) recorded in our PAB segment.

Restructuring and other charges related to the transaction with Tingyi

In the 12 and 24 weeks ended June 16, 2012, we recorded restructuring and other charges of $137 million in the AMEA segment related to the transaction with Tingyi. In the year ended December 29, 2012, we recorded restructuring and other charges of $150 million in the AMEA segment related to the transaction with Tingyi.

Pension lump sum settlement charge

In the year ended December 29, 2012, we recorded a pension lump sum settlement charge of $195 million in corporate unallocated expenses.

Tax benefit related to tax court decision

In the year ended December 29, 2012, we recognized a non-cash tax benefit of $217 million associated with a favorable tax court decision related to the classification of financial instruments.

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Management operating cash flow (excluding certain items)

Additionally, management operating cash flow (excluding the items noted in the Net Cash Provided by Operating Activities Reconciliation table) is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Additionally, we consider certain other items (included in the Net Cash Provided by Operating Activities Reconciliation table) in evaluating management operating cash flow which we believe investors should consider in evaluating our management operating cash flow results.

2013 guidance

Our 2013 core tax rate guidance and our 2013 core constant currency EPS guidance exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges in connection with our acquisition of WBD, restructuring and impairment charges and charges related to the Venezuela currency devaluation. Our 2013 organic revenue guidance excludes the impact of acquisitions, divestitures and other structural changes. In addition, our 2013 organic revenue guidance and our 2013 core constant currency EPS guidance exclude the impact of foreign exchange. We are not able to reconcile our full-year projected 2013 core tax rate guidance to our full-year projected 2013 reported tax rate or our 2013 core constant currency EPS guidance to our full-year projected 2013 reported EPS growth because we are unable to predict the 2013 impact of foreign exchange or the mark-to-market net impact on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. In addition, we are unable to reconcile our full-year projected 2013 organic revenue guidance to our full-year projected 2013 reported net revenue growth because we are unable to predict the 2013 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.

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